Exhibit 99.1

Press Release

Contact:	The Bank of New York Mellon Susan Rivers +1 617 722-7193 susan.rivers@bnymellon.com	U.S. Bank Teri Charest +1 612 303-0732 teri.charest@usbank.com

The Bank of New York Mellon to Sell Mellon 1st Business Bank to U.S. Bank;

Focus on Growing Wealth Management and Other Businesses in California

NEW YORK and LOS ANGELES, March 28, 2008 — The Bank of New York Mellon Corporation (NYSE: BK) today announced that it has reached an agreement to sell Mellon 1st Business Bank to U.S. Bank, lead bank of Minneapolis-based U.S. Bancorp (NYSE: USB). As a result of this transaction, U.S. Bank will acquire $3.4 billion in assets, $1.1 billion in loans and $2.7 billion in deposits. The transaction, terms of which have not been announced, is subject to regulatory approvals and is expected to close during the second quarter of 2008.

“This transaction sharpens our strategic focus on bringing excellent wealth management and private banking solutions to high net worth individuals and families,” said David F. Lamere, chief executive officer of BNY Mellon Wealth Management. “In addition, being part of an organization with U.S. Bank’s size, strength and emphasis in commercial banking will benefit Mellon 1st Business Bank’s customers and employees. Until this transaction closes, we will be working with U.S. Bank to make sure the transition is completely smooth and with no interruptions in the extraordinarily high level of service our Mellon 1st Business Bank customers have come to expect.”

Following the sale of Los Angeles-based Mellon 1st Business Bank, BNY Mellon will continue to employ more than 1,100 people in California. In addition to Wealth Management, other BNY Mellon businesses with a significant presence in California include Asset Servicing, Asset Management, Corporate Trust and Shareowner and Treasury Services.

“We’ve enjoyed excellent growth in California and throughout the West, with particular momentum from last summer’s merger of The Bank of New York and Mellon Financial,” said David Holst, head of BNY Mellon West. “We consider this region key to our growth strategy and we will continue to expand our presence on the West Coast.”

The Bank of New York Mellon Corporation is a global financial services company focused on helping clients manage and service their financial assets, operating in 34 countries and serving more than 100 markets. The company is a leading provider of financial services for institutions, corporations and high-net-worth individuals, providing superior asset management and wealth management, asset servicing, issuer services, clearing services and treasury services through a worldwide client-focused team. It has more than $23 trillion in assets under custody and administration, more than $1.1 trillion in assets under management and services $11 trillion in outstanding debt. Additional information is available at bnymellon.com.

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This press release contains statements relating to future events that are considered “forward-looking statements.” These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the expected closing date for the transaction and plans following the closing of the transaction. These forward-looking statements, and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors contained in this press release, are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond The Bank of New York Mellon Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to: changes in political and economic conditions; success in gaining regulatory approvals when required; and other risks and uncertainties detailed in reports filed by The Bank of New York Mellon Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. All statements speak only as of March 28, 2008, and The Bank of New York Mellon Corporation undertakes no obligation to update any statement to reflect events or circumstances after March 28, 2008 or to reflect the occurrence of unanticipated events.